Report of Independent Registered
Public Accounting Firm


To the Board of Trustees
and Shareholders of Frank Russell
Investment Company:

In planning and performing our
audits of the financial statements
of Frank Russell Investment Company
(the Funds) as of and for the year
ended October 31, 2005, in accordance
with the standards of the Public
Company Accounting Oversight Board
(United States), we considered the
Funds internal control over financial
reporting, including control
activities for safeguarding
securities, as a basis for designing
our auditing procedures for the
purpose of expressing our opinion on
the financial statements and to comply
with the requirements of Form N-SAR,
but not for the purpose of expressing
an opinion on the effectiveness of the
Funds internal control over financial
reporting. Accordingly, we express no
such opinion.

The management of the Funds is
responsible for establishing and
maintaining effective internal control
over financial reporting.  In
fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related costs of
controls.  A companys internal control
over financial reporting is a process
designed to provide reasonable
assurance regarding the reliability of
financial reporting and the
preparation of financial statements
for external purposes in accordance
with generally accepted accounting
principles.  Such internal control
over financial reporting includes
policies and procedures that provide
reasonable assurance regarding
prevention or timely detection of
unauthorized acquisition, use or
disposition of a companys assets that
could have a material effect on the
financial statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements.  Also, projections of
any evaluation of effectiveness to
future periods are subject to the
risk that controls may become
inadequate because of changes in
conditions, or that the degree of
compliance with the policies or
procedures may deteriorate.

A control deficiency exists when the
design or operation of a control does
not allow management or employees, in
the normal course of performing their
assigned functions, to prevent or
detect misstatements on a timely
basis. A significant deficiency is a
control deficiency, or combination of
control deficiencies, that adversely
affects the companys ability to
initiate, authorize, record, process
or report external financial data
reliably in accordance with generally
accepted accounting principles such
that there is more than a remote
likelihood that a misstatement of the
companys annual or interim financial
statements that is more than
inconsequential will not be prevented
or detected.  A material weakness is
a control deficiency, or combination
of control deficiencies, that results
in more than a remote likelihood that
a material misstatement of the annual
or interim financial statements will
not be prevented or detected.

Our consideration of the Funds
internal control over financial
reporting was for the limited purpose
described in the first paragraph and
would not necessarily disclose all
deficiencies in internal control over
financial reporting that might be
significant deficiencies or material
weaknesses under standards established
by the Public Company Accounting
Oversight Board (United States).
However, we noted no deficiencies in
the Funds internal control over
financial reporting and its operation,
including controls for safeguarding
securities, that we consider to be
material weaknesses as defined above
as of October 31, 2005.

This report is intended solely for the
information and use of management and
the Board of Trustees of Frank Russell
Investment Company and the Securities
and Exchange Commission and is not
intended to be and should not be used
by anyone other than these specified
parties.


Signature PricewaterhouseCoopers LLP

Seattle, Washington
December 20, 2005